Exhibit 10.1

TERM DEBT - CONVERTIBLE DEBT EXCHANGE AGREEMENT

This TERM DEBT – CONVERTIBLE DEBT EXCHANGE AGREEMENT (this "Agreement") is entered into as of March 31, 2010, by and between Zanett, Inc., a Delaware corporation (the "Company") and Rockport Investments Ltd. (the "Investor").

RECITALS

WHEREAS, on February 28, 2010, the Investor and Bruno Guazzoni ("Mr. Guazzoni") entered into an arrangement whereby (i) the Investor agreed to purchase from Mr. Guazzoni, and Mr. Guazzoni agreed to sell to the Investor, those two certain promissory notes held by Mr. Guazzoni in an aggregate principal amount equal to $5,325,000 (the "Promissory Notes"), and (ii) the Investor agreed to assume from Mr. Guazzoni, and Mr. Guazzoni agreed to assign to the Investor, all of Mr. Guazzoni's rights under that certain line of credit to extend credit to the Company up to $3,000,000 (the "Line of Credit"), in each case extinguishing in full all obligations owing by the Company to Mr. Guazzoni thereunder in favor of repayment obligations owing to the Investor.

WHEREAS, the Company wishes to refinance its obligations now owing to the Investor in respect of the Promissory Notes and the Line of Credit in a transaction with the Investor in which the Company will issue convertible debt of the Company to the Investor (the "Company Convertible Debt") in exchange for the Promissory Notes and the Line of Credit, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and for good and other valuable consideration hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
EXCHANGE OF PROMISSORY NOTES AND LINE OF CREDIT
FOR COMPANY CONVERTIBLE DEBT

Section 1.1       Authorization.  The Company has authorized the issuance of the Company Convertible Debt to the Investor as contemplated hereby.

Section 1.2       Issuance of Convertible Debt and Delivery of Promissory Note and Line of Credit.  Subject to Section 5.1 hereof, at the Closing (as defined in Section 1.3 below), the Company shall issue to the Investor the Company Convertible Debt in the aggregate principal amount of Seven Million One Hundred Thirty One Thousand Nine Hundred Eighty Three Dollars and No Cents ($7,131,983.00) and the Investor shall deliver to the Company the Promissory Notes and the agreement evidencing the Line of Credit.  The issuance of the Company Convertible Debt shall be deemed to be made in full and indefeasible satisfaction of the Company's obligations under the Promissory Notes and the Line of Credit.

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D.H. ______

Section 1.3       Closing.  The closing of the issuance of the Company Convertible Debt and the exchange of the Promissory Note and Line of Credit pursuant to this Agreement (the "Closing") shall take place at the offices of the Company at 10:00 a.m. local time, on March 31, 2010, or such earlier date upon which each of the conditions set forth in Sections 5.1(a) and 5.1(b) have been satisfied or waived, or at such other time or place as the Company and the Investor may mutually agree (such date is hereinafter referred to as the "Closing Date").

ARTICLE II
AMENDMENT OF PROMISSORY NOTES AND LINE OF CREDIT; FORBEARANCE

Section 2.1       Amendment of Promissory Notes.

(a)       Section 1 of the Promissory Note issued by Zanett Commercial Solutions, Inc., a wholly-owned subsidiary of the Company, to the Investor (as successor to Mr. Guazzoni) on March 15, 2009 in the aggregate principal amount of $4,575,000 is hereby amended and restated in its entirety to read as follows:

"1.  Maturity Date.  The principal balance of this Note and all accrued interest thereon shall be due and payable on March 31, 2010 (the "Maturity Date")."

(b)       Section 1 of the Promissory Note issued by Zanett Commercial Solutions, Inc., a wholly-owned subsidiary of the Company, to the Investor (as successor to Mr. Guazzoni) on March 15, 2009 in the aggregate principal amount of $750,000 is hereby amended and restated in its entirety to read as follows:

"1.  Maturity Date.  The principal balance of this Note and all accrued interest thereon shall be due and payable on March 31, 2010 (the "Maturity Date")."

(c)       Section 2 of the Loan Agreement between the Company and the Investor (as successor to Mr. Guazzoni) effective as of February 21, 2007 is hereby amended and restated in its entirety to read as follows:

"2.  Maturity Date.  The outstanding balance of this Note and all accrued interest thereon shall be due and payable on March 31, 2010 (the "Maturity Date")."

Section 2.2       Forbearance.  The Investor agrees that until April 1, 2010, it shall not exercise or attempt to exercise any right or remedy otherwise available to the Investor as an unsecured creditor of the Company, including, without limitation filing any action or proceeding against the Company (the forbearance from such actions by the Investor being herein referred to as the “Forbearance Covenant”).  The Company expressly acknowledges and agrees, however, that from and after April 1, 2010 (unless the Closing shall have occurred), the Investor shall have the right, at any time and from time to time, to exercise any and all rights and remedies available to it under the Promissory Notes and the agreement evidencing the Line of Credit (subject to any applicable subordination agreement), at law and in equity, to the same extent as the Investor would be entitled if the Forbearance Covenant had never been part of this Agreement.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Investor, as of the date of this Agreement and as of the Closing Date, as follows:

Section 3.1       Organization; Requisite Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority (a) to own and lease its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, (b) to execute and deliver this Agreement, the promissory note evidencing the Company Convertible Debt (the "Convertible Note") and any other agreements, documents and instruments to be delivered by the Company that are contemplated in, or delivered pursuant to, this Agreement or the Convertible Note, (c) to issue the Company Convertible Debt and (d) to carry out the provisions of this Agreement and the Convertible Note. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which a failure to be so qualified or authorized would not have a material adverse effect on the properties, assets, liabilities, financial condition, business, operations of the Company (a "Material Adverse Effect").

Section 3.2       Authorization; Binding Obligations.  All corporate action on the part of the Company and its officers and Board of Directors necessary for (a) the authorization of this Agreement and the issuance of the Company Convertible Debt, (b) the performance of all obligations of the Company hereunder and under the Convertible Note, and (c) the authorization, issuance and delivery of the Convertible Note and the common stock issuable upon conversion of the Company Convertible Debt has been taken (subject to, however, that if the common stock of the Company is then-listed on the Nasdaq Capital Markets or any other national securities exchange, to approval by the Company’s stockholders at its 2010 Annual Meeting of Stockholders).  This Agreement, when executed and delivered, will be the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

Section 3.3       Compliance with Laws and Other Instruments.  The Company is not in violation of or default (with or without the passage of time or giving of notice) under (a) any term of its Certificate of Incorporation or Bylaws, (b) any provision of any mortgage, indenture, agreement, instrument, arrangement or oral or written contract to which the Company is a party or by which it is bound or (c) any judgment, decree, order, writ, injunction, law, statute, rule, regulation or restriction of any domestic or foreign government (whether federal, state or local, including any political subdivision, department, instrumentality, commission, board, bureau or agency thereof, and any other regulatory or administrative body, a "Governmental Entity") applicable to the Company, which violation or default could have a Material Adverse Effect.

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Section 3.4       No Conflicts.  The execution, delivery and performance of, and compliance with, this Agreement, the Convertible Note and the issuance of the Company Convertible Debt and the common stock issuable upon conversion of the Company Convertible Debt will not, with or without the passage of time or giving of notice, (a) violate, be in conflict with or constitute a default under (i) any term of the Company’s Certificate of Incorporation or Bylaws, (ii) any provision of any mortgage, indenture, contract, agreement, instrument or contract to which the Company is party or by which it is bound, or (iii) any judgment, decree, order, writ, injunction, law, statute, rule, regulation or restriction of any Governmental Entity applicable to the Company, or (b) result in (i) the creation of any mortgage, pledge, lien, claim, encumbrance or charge (each, an "Encumbrance") upon any of the properties or assets of the Company or (ii) the suspension, revocation, impairment, forfeiture or nonrenewal of any franchise, permit, license, authorization or approval applicable to the Company, its business or operations or any of its properties or assets.

Section 3.5       Litigation.  There is no claim, action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that (a) questions the validity of this Agreement or the right of the Company to enter into any of such agreements or to consummate the transactions contemplated hereby or thereby, or (b) could have, either individually or in the aggregate, a Material Adverse Effect, nor is the Company aware that there is any reasonable basis for either of the foregoing.  The Company is not a party or subject to the provisions of any judgment, decree, order, writ or injunction of any court or Governmental Entity.

Section 3.6       No Material Adverse Effect  Since September 30, 2009,the Company has operated its business only in the ordinary course consistent with past practice, and there has not been, nor is there presently any change, condition, occurrence, circumstance or event of any character that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

Section 3.7       Capitalization.  All issued and outstanding stock of the Company has been duly authorized and validly issued in full compliance with all applicable laws concerning the issuance of securities.  The common stock issuable upon conversion of the Company Convertible Debt, when issued in compliance with the provisions of the Convertible Note, will be duly authorized and validly issued in full compliance with all applicable laws concerning the issuance of securities, and will be free and clear of any Encumbrances.

Section 3.8       Offering Valid.  Assuming the accuracy of the representations and warranties of the Investor contained in Article III hereof, the offer, sale and issuance of the Company Convertible Debt and the common stock issuable upon conversion of the Company Convertible Debt will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the principal amount of the Company Convertible Debt to any person or entity so as to bring the sale of such Company Convertible Debt by the Company within the registration provisions of the Securities Act or any other applicable securities laws.

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ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company, as of the date of this Agreement and as of the Closing Date, as follows:

Section 4.1       Organization; Requisite Power.  The Investor is a limited company duly organized and validly existing under the laws of its jurisdiction of formation.  The Investor was not organized for the purpose of making an investment in the Company.  The Investor has all requisite power and authority to execute and deliver this Agreement and to carry out its provisions.

Section 4.2       Authorization; Binding Obligations.  All action on the part of the Investor necessary for the authorization of this Agreement and the performance of all obligations of the Investor hereunder has been taken.  This Agreement, when executed and delivered, will be the legal, valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) general principles of equity that restrict the availability of equitable remedies.

Section 4.3       Investment Representations.  The Investor understands that the Company Convertible Debt is being offered pursuant to an exemption from registration contained in the Securities Act based in part upon the following representations of the Investor:

(a)       The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company.  The Investor must bear the economic risk of this investment indefinitely unless the Company Convertible Debt and/or the common stock issuable upon conversion of the Company Convertible Debt are registered pursuant to the Securities Act and applicable state securities laws, or an exemption from registration is available.

(b)       The Investor is acquiring the Company Convertible Debt for the Investor’s own account for investment only, and not with a view towards their distribution other than in compliance with all applicable securities laws.

(c)       The Investor has had an opportunity to ask questions and receive answers from representatives of the Company concerning the terms and conditions of the investment, the business, operations, financial condition and prospects of the Company and all other matters deemed relevant to the Investor.  The Investor has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.  However, notwithstanding the Investor’s investigation, the Investor is relying on the representations, warranties and covenants of the Company set forth herein in making this investment.

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(d)       The Investor is an “accredited investor” within the meaning of Regulation D under the Securities Act.

Section 4.4       Transfer Restrictions.  The Investor understands that the Company Convertible Debt and the common stock issuable upon conversion of the Company Convertible Debt have not been registered under the Securities Act or the laws of any state and may not be sold, transferred or otherwise disposed of without registration under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom, and in any case subject to the restrictions and terms set forth in the Convertible Note.

Section 4.5       Finders’ Fees.  No agent, broker, investment banker, person or firm acting on behalf of or under the authority of the Investor is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated hereby.

ARTICLE V
CONDITIONS TO CLOSING

Section 5.1       Conditions to Closing.

(a)       Conditions to Investor’s Closing Obligations.  The obligation of the Investor to exchange its Promissory Notes and Line of Credit for the Company Convertible Debt is subject to the satisfaction or waiver of each of the following conditions precedent:

(i)           The representations and warranties made by the Company in Article II hereof shall have been true and correct on and as of the date hereof and shall be true and correct as of the Closing Date as if made on the Closing Date, and the Company shall have performed and complied with all covenants and provisions of this Agreement required to be performed or complied with by it at or prior to the Closing.

(ii)           (A) No law, statute, rule, regulation or restriction shall have been promulgated, enacted or entered that restrains, enjoins, prevents, prohibits or otherwise makes illegal the issuance or transfer, as applicable, of the Company Convertible Debt, the performance by the Investor and the Company of any of their respective obligations under this Agreement or the Convertible Note or the consummation of the transactions contemplated hereby or thereby; (B) no preliminary or permanent injunction or other order shall have been issued and remain in effect by any court or Governmental Entity that restrains, enjoins, prevents, prohibits or otherwise makes illegal the issuance or transfer, as applicable, of the Company Convertible Debt, the performance by the Investor or the Company of any of their obligations under this Agreement or the Convertible Note or the consummation of the transactions contemplated hereby or thereby; and (C) no court or Governmental Entity shall have instituted any action, suit, proceeding or investigation that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the issuance or transfer, as applicable, of the Company Convertible Debt, the performance by the Investor or the Company of any of their obligations under this Agreement or the Convertible Note or the consummation of the transactions contemplated hereby or thereby.

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(iii)           The Company shall have duly authorized the issuance of the Company Convertible Debt and delivered the executed Convertible Note to the Investor at the Closing, reflected on the books and records of the Company, contingent on approval by the Company's common stockholders of the transactions contemplated by this Agreement and the issuance of the Company Convertible Debt to the Investor at the Company's 2010 Annual Meeting of Stockholders (if the Company's common stock is then-listed on a national securities exchange).

(iv)           The Company shall have obtained any and all consents, permits and waivers, including those from NASDAQ or any other national securities exchange, necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Convertible Note, each in form and substance reasonably satisfactory to the Investor, and shall have provided copies of all such consents, permits and waivers to the Investor at or prior to the Closing; provided, however, that approval by the Company's stockholders of the transactions contemplated by this Agreement and the issuance of the Company Convertible Debt to the Investor shall not be required until the Company's 2010 Annual Meeting of Stockholders (and only shall it be required if the Company's common stock is then-listed on a national securities exchange).

(b)       Conditions to Company’s Closing Obligations.  The obligation of the Company to issue and transfer the Company Convertible Debt to the Investor at the Closing is subject to the satisfaction or waiver of each of the following conditions precedent:

(i)           The representations and warranties made by the Investor in Article III hereof shall have been true and correct on and as of the date hereof and shall be true and correct as of the Closing Date as if made on the Closing Date, and the Investor shall have performed and complied with all covenants and provisions of this Agreement required to be performed or complied with by them at or prior to the Closing.

(ii)           (A) No law, statute, rule, regulation or restriction shall have been promulgated, enacted or entered that restrains, enjoins, prevents, prohibits or otherwise makes illegal the issuance or transfer, as applicable, of the Company Convertible Debt, the performance by the Investor and the Company of any of their respective obligations under this Agreement of the Convertible Note or the consummation of the transactions contemplated hereby or thereby; (B) no preliminary or permanent injunction or other order shall have been issued and remain in effect by any court or Governmental Entity that restrains, enjoins, prevents, prohibits or otherwise makes illegal the issuance or transfer, as applicable, of the Company Convertible Debt, the performance by the Investor or the Company of any of their obligations under this Agreement or the Convertible Note or the consummation of the transactions contemplated hereby or thereby; and (C) no court or Governmental Entity shall have instituted any action, suit, proceeding or investigation that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the issuance of the Company Convertible Debt, the performance by the Investor or the Company of any of their obligations under this Agreement or the Convertible Note or the consummation of the transactions contemplated hereby or thereby.

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(iii)           The Company shall have received an agreement, in form and substance acceptable to it, among the Company, Mr. Guazzoni, Claudio Guazzoni, Charles Deskins and Dennis Harkins, executed by all parties, pursuant to which each of them agree to vote all of the voting interests in the Company owned by them "FOR" the transactions contemplated by this Agreement and the issuance of the Company Convertible Debt to the Investor at the Company's 2010 Annual Meeting of Stockholders, if the Company's common stock is then-listed on a national securities exchange (the "Transaction Approval Agreement"), in the form attached hereto as Exhibit A.

(iv)           The Company shall have received an agreement, in form and substance acceptable to it, among the Company, the Investor and Claudio Guazzoni, executed by all parties, pursuant to which the Investor appoints Claudio Guazzoni as its proxy to vote in his discretion on all matters all of the votes which the Investor has the right to vote at all meetings of stockholders of the Company so long as any amounts remaining outstanding under the Company Convertible Debt (the "Voting Agreement"), in the form attached hereto as Exhibit B.

(v)           The Company shall have received a copy of the Subordination Agreement (as defined below) among the Company, Bank of America, N.A. and the Investor, executed by all parties.

ARTICLE VI
COVENANTS

Section 6.1       2010 Annual Meeting of Stockholders.  The Company shall include in its Proxy Statement for the 2010 Annual Meeting of Stockholders the proposal for stockholder vote to approve the transactions contemplated by this Agreement (including the increase in the authorized Common Stock of the Company) and the issuance of the Company Convertible Debt to the Investor, and recommend that stockholders vote "FOR" such proposal.

Section 6.2       Subordination.  The Investor and the Company shall enter into a subordination agreement with Bank of America, N.A. (the “Subordination Agreement”) (and, in the event the Company's senior credit facility with Bank of America, N.A. is refinanced with another senior lender, with such other senior lender), pursuant to the terms of which the Investor's rights under the Convertible Note shall be subordinate to the Company's obligations to Bank of America, N.A. or such other senior lender.

Section 6.3       Hedging Transactions.  The Investor shall not (and will cause any spouse or immediate family member of the Investor, or any affiliate of the Investor or any of the foregoing persons not to), directly or indirectly, grant any option to sell, engage in any short sale or enter into any other transaction with respect to securities of the Company, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date on which payment in full of all amounts owing on the Convertible Note is made.  For purposes of this Section 6.3, “affiliate” means, with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

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Section 6.4       Publicity.  Unless required to do so by law, neither the Company nor the Investor shall issue any press release or other public statement relating to this Agreement or the transactions contemplated hereby without the prior approval of the other parties.

Section 6.5       Costs and Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

ARTICLE VII
MISCELLANEOUS

Section 7.1       Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction).  None of the parties hereto has agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.

Section 7.2       Waiver of Jury Trial.  Each of the parties hereto hereby voluntarily and irrevocably waives trial by jury in any action or other proceeding brought in connection with this agreement or any of the transactions contemplated hereby.  No party has agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.

Section 7.3       Prevailing Party’s Costs and Expenses.  The prevailing party in any mediation, arbitration or legal action to enforce or interpret this Agreement shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred in such action or proceeding.

Section 7.4       Cumulative Remedies; Failure to Pursue Remedies.  The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.  Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.  Except where a time period is specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.

Section 7.5       Equitable Remedies.  The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached.  It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically such terms and provisions of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

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Section 7.6       Amendment and Waiver .  No provision of this Agreement may be amended, modified or waived except upon the written consent of the Company and the Investor.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 7.7       Assignment; Binding Effect.  The rights and obligations set forth herein may not be assigned or delegated by the Company or the Investor without the prior written consent of the others.  This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, legal representatives and permitted assigns.

Section 7.8       Notices.  Except as otherwise expressly provided herein, all demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this section), commercial (including Federal Express) or U.S. Postal Service overnight delivery service, or deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as follows:

(a)       if to the Company, to:

Zanett, Inc.
635 Madison Avenue, 15th Floor
New York, NY  10022
Attention: Claudio Guazzoni

with a copy (which copy shall not constitute notice) to:

Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA 19103
Facsimile: (215) 988-2757
Attention: Stephen T. Burdumy, Esq.

(b)       if to the Investor, to the address on file with the Company.

Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. U.S. Eastern Time, or the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent if sent after 5:00 p.m. U.S. Eastern Time; (iii) if sent by overnight delivery service, the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier or U.S. Postal Service; or (iv) if sent by first class mail, registered or certified, postage prepaid, the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the U.S. Postal Service.  Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

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Section 7.9       Severability.  If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or application to other persons or circumstances, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent permitted by law.

Section 7.10     Survival.  The representations and warranties made herein and in other documents delivered pursuant hereto shall survive the closing of the transactions contemplated hereby for a period of 12 months.  The covenants and agreements made herein and in other documents delivered pursuant hereto shall survive the closing of the transactions contemplated hereby indefinitely.  Anything in this Agreement to the contrary notwithstanding, the representations and warranties of the Company hereunder shall not be affected by any investigation of the Company made by the Investor or their respective agents or representatives.

Section 7.11     Construction.  Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural.  Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes.

Section 7.12     Headings.  The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 7.13     Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document, and all counterparts shall be construed together and shall constitute one instrument.  A facsimile or photocopied signature shall be deemed to be the functional equivalent of an original for all purposes.

Section 7.14     Entire Agreement.  This Agreement, the Company Convertible Debt and the Convertible Note relating thereto, the Transaction Approval Agreement, the Voting Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior understandings and agreements pertaining thereto, whether oral or written.

Section 7.15     Further Assurances.  Each party hereto shall use its reasonable best efforts to comply with all requirements imposed hereby on such party and to cause the transactions contemplated hereby and by the other agreements contemplated herein to be consummated as contemplated hereby or thereby and shall, from time to time and without further consideration, either before or after the Closing Date, execute such further instruments and take such other actions as any other party hereto shall reasonably request in order to fulfill its obligations under this Agreement and such other agreements, to effectuate the purposes of this Agreement and such other agreements.

[Signature Page Follows]

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D.H. ______

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

COMPANY:

ZANETT, INC.

By:
Name: Claudio M. Guazzoni Title: Chief Executive Officer

INVESTOR: ROCKPORT INVESTMENTS LTD.

By:
Name: Title:

[Signature Page to Term Debt – Convertible Debt Exchange Agreement]

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EXHIBIT A

Transaction Approval Agreement

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EXHIBIT B

Voting Agreement

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